Exhibit 99.1
CINCINNATI – February 6, 2006 – The Hillman Companies, Inc. (AMEX: HLM_P) today announced that it has received an additional extension from AMEX to satisfy the terms of its compliance plan by filing its Form 10-K/A for the year ended December 31, 2004, its Form 10-Q for the quarter ended June 30, 2005 and its Form 10-Q for the quarter ended September 30, 2005. The Company is continuing to work diligently to file the Form 10-K/A and the Forms 10-Q as soon as practicable; however, the Company now expects that it will make these filings by February 24, 2006.
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